Exhibit 99.1

Alta Mesa Announces

sale of Eagle ford Shale assets

Houston, Texas – December 12, 2014 – Alta Mesa Holdings, LP announced on December 10th, that its subsidiary Alta Mesa Eagle, LLC has entered into an agreement to sell certain oil and gas producing properties in the Eagle Ford Shale area to ReOil Eagle I, LLC for a total potential price of $210 million, subject to customary purchase price adjustments. Alta Mesa will initially be paid $175 million, with an additional $25 million to be paid contingent upon the drilling of ten upper Eagle Ford Shale wells, and $10 million if the Calendar Year 2016 NYMEX strip closes above $80 per barrel for two consecutive months in 2015.  The transaction has an effective date of September 1, 2014.  At year end 2013, the reserves associated with these properties (adjusted for the March 25, 2014 partial divestiture to Memorial Production Operating LLC) were 7.3 million barrels of oil equivalent, with 9% of the volumes classified as proved developed, with $218 million dollars of value on the SEC price deck. The properties are non-operated, are primarily located in Karnes County and consist of all of the remaining interests that Alta Mesa has in this area. The effect of this transaction on the company’s borrowing base is yet to be determined. The closing is expected in mid-January and subject to normal and customary closing conditions including approval of the transaction by Alta Mesa’s Board of Directors. Additional details related to this transaction can be found in Alta Mesa’s associated SEC 8-K filings which are available on the Company’s website at www.altamesa.net.

"We are pleased to be working with ReOil on this transaction and look forward to continuing our relationship with them" stated Hal Chappelle, Alta Mesa Holdings President and CEO. “This strategic divestiture sharpens our operational focus.”

Alta Mesa Holdings, LP is a privately held company engaged in onshore oil and natural gas acquisition, exploitation, exploration and production whose focus is to maximize the profitability of our assets in a safe and environmentally sound manner. We seek to maintain a portfolio of lower risk properties in plays where we identify a large inventory of drilling, development, and enhanced recovery and exploitation opportunities in known resources. We maximize the profitability of our assets by focusing on advanced engineering analytics, enhanced geological techniques including 3-D seismic analysis, and proven drilling, stimulation, completion, and production methods. Alta Mesa Holdings, LP is headquartered in Houston, Texas.

Safe Harbor Statement and Disclaimer: This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, regarding Alta Mesa’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this press release, the words “could”, “should”, “will”, “play”, “believe”, “anticipate”, “intend”, “estimate”, “expect”, “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on Alta Mesa’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. Forward-looking statements may include statements about Alta Mesa’s: business strategy; reserves; financial strategy, liquidity and capital required for our development program; realized oil and natural gas prices; timing and amount of future production of oil and natural gas; hedging strategy and results; future drilling plans; competition and government regulations; marketing of oil and natural gas; leasehold or business acquisitions; costs of developing our properties; general economic conditions; credit markets; liquidity and access to capital; uncertainty regarding our future operating results; and plans, objectives, expectations and intentions contained in this press release that are not historical. Alta Mesa cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond its control, incident to the exploration for and development and production of oil and natural gas. These risks include, but are not limited to, commodity price volatility, low prices for oil and/or natural gas, global economic conditions, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating oil and natural gas reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and other risks.  Reserve engineering is a process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reservoir engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil and natural gas that are ultimately recovered. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, Alta Mesa’s actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Alta Mesa may issue. Except as otherwise required by applicable law, Alta Mesa disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release.

FOR MORE INFORMATION CONTACT: Lance L. Weaver at (281) 943-5597 lweaver@altamesa.net